Exhibit 5.1

511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN 37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

February 7, 2014

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Re:	Malibu Boats, Inc. — Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Malibu Boats, Inc., a Delaware corporation (the “Company”), in connection with the registration of 1,700,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of an aggregate of 1,700,000 shares of Class A Common Stock pursuant to the Company’s Long-Term Incentive Plan (the “Plan”).

As such counsel and in connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In rendering the following opinions, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States to the extent specifically referred to herein. All opinions are as of the date hereof except where expressly stated otherwise.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and delivery in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Waller Lansden Dortch & Davis, LLP